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                                   EXHIBIT 12

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

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
                                                                               YEARS ENDED DECEMBER 31,
                                                                2003        2002        2001        2000        1999
                                                              --------    --------    --------    --------    --------
NET INCOME BEFORE DISCONTINUED                                $ 12,431    $ 16,960    $ 15,571    $ 22,786    $ 15,950
    OPERATIONS AND MINORITY INTEREST

ADD:
    INTEREST EXPENSE INCLUDING AMORTIZATION OF DEBT COSTS       28,785      25,216      24,387      27,148      23,842
    RENTAL EXPENSE- INTEREST COMPONENT                             110          97          98          96          80
                                                              --------    --------    --------    --------    --------
                                                              $ 41,326    $ 42,273    $ 40,056    $ 50,030    $ 39,872
                                                              ========    ========    ========    ========   =========
FIXED CHARGES:
    INTEREST EXPENSE INCLUDING AMORTIZATION OF DEBT COSTS     $ 28,785    $ 25,216    $ 24,387    $ 27,148    $ 23,842
    RENTAL EXPENSE- INTEREST COMPONENT                             110          97          98          96          80
                                                              --------    --------    --------    --------    --------
    TOTAL FIXED CHARGES                                       $ 28,895    $ 25,313    $ 24,485    $ 27,244    $ 23,922
                                                              ========    ========    ========    ========    ========

RATIO OF EARNINGS TO COMBINED FIXED CHARGES                        1.4         1.7         1.6         1.8         1.7
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